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                                                                 EXHIBIT 10.21

                              SUBLEASE AGREEMENT
                              ------------------


       THIS SUBLEASE AGREEMENT ("Sublease") is made as of the 20th day of January, 1996, between JAMES RIVER PAPER COMPANY, INC., a Virginia corporation ("Sublandlord") and WINCUP HOLDINGS, L.P., a Delaware limited partnership ("Subtenant").

       A. Hunt Brothers Leasing, a partnership, d/b/a Hunt Plaza ("Landlord"), as landlord, and Sublandlord, as tenant, entered into that certain Warehouse Lease dated as of November 8, 1989, as amended by First Addendum to Leases of August, 1992 (as further amended, supplemented or otherwise modified from time to time, the "Prime Lease"), whereby Landlord leased to Sublandlord certain premises commonly known as 205 Tamal Vista Boulevard, Corte Madera, California, as more particularly described in the Prime Lease (the "Premises"). A copy of the Prime Lease is attached hereto as Exhibit A.
                                      ----------

       B. Subtenant desires to sublease from Sublandlord, and Sublandlord is willing to sublease to Subtenant, the Premises upon the terms and conditions set forth in this Sublease.

                                   AGREEMENT
                                   ---------

       NOW THEREFORE, Sublandlord and Subtenant agree as follows:

       1.   Subleased Premises.  Subject to the terms and conditions set forth
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in this Sublease, Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Premises together with all easements, rights, privileges and interests appurtenant thereto provided for under the Prime Lease (the "Subleased Premises").

       2.   Term. The term of this Sublease (the "Sublease Term") shall commence
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on the date hereof (the "Commencement Date") and shall end on June 29, 1998 (the day before the expiration of the Prime Lease) (the "Expiration Date"), unless sooner terminated as set forth herein.

       3.   Rent.
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            (a)   Subtenant, beginning on the Commencement Date and continuing throughout the Sublease Term, shall pay to Sublandlord a monthly rental for the Subleased Premises in an amount equal to the monthly rent paid by Sublandlord to Landlord for the Premises pursuant to the terms of the Prime Lease (the "Base Monthly Rental"). Base Monthly Rental shall be paid to Sublandlord at the address set forth in Paragraph 6 hereof on the first day of every calendar month during the Sublease Term (each, a "Due Date") without deduction, offset, prior notice or demand. If the Commencement Date or the Expiration Date is a day other than the first day of a calendar month, the first payment of Base Monthly Rental and/or the last payment of Base Monthly Rental shall be the pro-rata portion of such rent for the number of days contained in such fractional month. Any payment of Base Monthly Rental made more than

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seven (7) days after the Due Date with respect to such payment shall bear interest at the rate of one and one-half percent (1-1/2%) per month until paid.

            (b) In addition to Base Monthly Rental, Subtenant shall pay to Sublandlord as additional rent hereunder ("Additional Rent") all additional rent and other charges payable from time to time by Sublandlord under the Prime Lease including, without limitation, Sublandlord's obligations under Sections 22 and 26 of the Prime Lease. Payment of Additional Rent shall commence on the Commencement Date and shall be made on the dates provided in, and in all other respects in accordance with the terms of, the Prime Lease.

       4.   Inspection.  Subtenant shall, at its sole expense, submit to
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periodic inspections by Landlord or its agents, on reasonable notice, to assure compliance by Subtenant with all of the terms and conditions of the Prime Lease, including, but not limited to, all laws, ordinances and regulations applicable to Subtenant in its operations at the Premises, and including, but not limited to, those concerning environmental matters. Landlord, Sublandlord and Subtenant shall be copied on all inspection reports, and, to the extent required by the Lease, Sublandlord shall require Subtenant to promptly remedy any issues raised by any such inspection to the satisfaction of Sublandlord in consultation with Landlord. Subtenant shall reimburse Sublandlord within thirty (30) days of receipt of invoice for all costs and expenses incurred by Sublandlord in conducting said inspections, as well as causing compliance with this paragraph. Sublandlord shall reimburse Landlord within thirty (30) days of receipt of invoice for all costs and expenses incurred by Landlord in conducting said inspections, as well as causing compliance with this paragraph.

       5.   Prime Lease.
            ------------

            (a) This Sublease is subject and subordinate to the Prime Lease, and to all the terms, covenants, conditions and provisions set forth in the Prime Lease. All the terms, covenants, conditions and provisions of the Prime Lease, except as otherwise provided by this Sublease, are incorporated herein by reference (the incorporated terms, covenants, conditions and provisions are hereinafter collectively referred to as the "Incorporated Provisions") with the same force and effect as if fully set forth herein; provided, however, except as otherwise set forth herein all references in the Incorporated Provisions to the "Lease," the "Premises," "Landlord," and "Tenant" shall be deemed to refer to this Sublease, the Subleased Premises, Sublandlord and Subtenant, respectively.

            (b) If there shall be any inconsistency between the Incorporated Provisions and the express provisions of this Sublease, such provisions of this Sublease shall govern, but only as between Sublandlord and Subtenant. Notwithstanding the foregoing, any reference to the incorporated Provisions or to any specific provisions of the Prime Lease shall mean all terms, covenants, conditions and provisions of the Prime Lease.

            (c) Capitalized terms not expressly defined in this Sublease shall have the meaning given to them in the Prime Lease.

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            (d)   Sections 1, 5, 8, 23, 28, 32 and 34 of the Prime Lease shall not be applicable to this Sublease. In addition, notwithstanding anything in the Prime Lease to the contrary, Subtenant shall have no right to terminate this Sublease prior to the Expiration Date.

       6.   Assignment and Subletting.  Subtenant shall not assign this Sublease
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or further sublet all or any portion of the Subleased Premises without the prior written consent of Landlord and Sublandlord, which consent Sublandlord and/or Landlord may withhold in its sole, arbitrary and absolute discretion.

       7.   Notices.  All notices shall be in writing and shall be given by
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registered or certified mail or overnight delivery service, addressed as follows:

       If to Sublandlord:         James River Paper Company, Inc.
                                  120 Tredegar Street
                                  Richmond, Virginia  23219
                                  Atten:  General Counsel

       With a copy to:            Michael J. Schewel, Esquire
                                  McGuire, Woods, Battle & Boothe, L.L.P.
                                  One James Center
                                  Richmond, Virginia  23219

       If to Subtenant:           Wincup Holdings, L.P.
                                  c/o Radnor Holdings Corporation
                                  Three Radnor Corporate Center, Suite 300
                                  100 Matsonford Road
                                  Radnor, PA 19087
                                  Atten: Michael T. Kennedy


       With a copy to:            Duane, Morris & Heckscher
                                  4200 One Liberty Place
                                  Philadelphia, PA  19103-7396
                                  Atten:  Vincent F. Garrity, Jr., Esq.

       And in all cases with a
            copy to:              Hunt Brothers Leasing
                                  Hunt Investment Company
                                  240 Tamal Vista Blvd., Suite 290
                                  Corte Madera, CA  94925
                                  Atten:  J. Patrick Hunt

or to such other address as may be designated by notice. Notices mailed shall be deemed given or served when mailed.

       8.   Broker.  Sublandlord represents and warrants that it has not dealt
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with any broker or agent in connection with the Subleased Premises.  Sublandlord covenants and agrees to pay, hold harmless and indemnify Subtenant from and against any and all costs, expense or

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liability for any compensation, commissions and charges claimed by any broker or agent with respect to this Sublease or the negotiation thereof with whom Subtenant had dealings.

       9.   Indemnity.  Subtenant shall indemnify, defend and hold harmless
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Sublandlord and Landlord from and against any loss, damage, cost or expense, including reasonable attorneys' fees and litigation costs, incurred by Sublandlord or Landlord as a result of or arising in connection with (i) a default by Subtenant under the terms of this Sublease or (ii) any act or omission by Subtenant which constitutes a breach of or default under the Prime Lease.

       10.  Surrender of Sublease Premises; Holding Over.  On the Expiration
            ---------------------------------------------
Date, or upon the earlier termination of this Sublease pursuant to the terms hereof, Subtenant shall surrender and deliver up the Subleased Premises to Sublandlord in good condition and repair, reasonable wear and tear excepted, and otherwise in the condition required by the Prime Lease. If Subtenant fails to vacate the Subleased Premises on the Expiration Date, this Sublease shall continue on a month-to-month basis upon the same terms and conditions set forth herein, except that the Monthly Base Rental payable hereunder pursuant to Paragraph 3 shall increase by 200%.

       11.  Miscellaneous.
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            (a)   This Sublease constitutes the entire agreement between
Sublandlord and Subtenant with respect to the Subleased Premises and no earlier or contemporaneous oral or written matter shall have force or effect.

            (b) This Sublease may not be modified or canceled except by a writing subscribed by both parties, and approved by Landlord. The covenants, conditions and agreements contained in this Sublease shall bind and inure to the benefit of the Sublandlord and Subtenant and their respective successors and permitted assigns.

            (c) If any term or provision of this Sublease shall, to any extent, be invalid and unenforceable, the remainder of this Sublease, other than that which is held invalid or unenforceable, shall not be affected thereby and each term and provision of this sublease shall be valid and enforceable to the fullest extent permitted by law.

            (d) The paragraph headings and subheadings contained in this Sublease are for convenience of reference only and shall not in any way affect the meaning or interpretation of this Sublease.

            (e) In any instance where Sublandlord's consent is required hereunder, Sublandlord shall be deemed reasonable in withholding such consent, among other reasons, if Landlord's consent to such matter is also required and Landlord has failed to grant such consent.

       12.  No Changes to Prime Lease.  Nothing contained herein shall change or
            --------------------------
modify any of the rights or obligations of Landlord or Sublandlord under the Prime Lease, which Prime Lease shall remain unamended and in full force and effect.

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            WITNESS the following signatures:

                              SUBLANDLORD:

                              JAMES RIVER PAPER COMPANY, INC.
                              a Virginia corporation


                              By:  /s/ Michael J. Allan
                                   ----------------------------------
                              Title:  Vice President, Treasurer
                                      -------------------------------
                                      Michael J. Allan


                              SUBTENANT:

                              WINCUP HOLDINGS, L.P.
                              a Delaware limited partnership

                              By:  WINCUP HOLDINGS, INC.,
                                   General Partner


                                    By:  /s/ Michael T. Kennedy
                                         ----------------------------
                                           Michael T. Kennedy
                                           President

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